Exhibit 99.3

NORDICUS PARTNERS A/S COMPLETES REVERSE ACQUISITION TRANSACTION WITH EKIMAS CORPORTION

Las Vegas, Nevada. March 1, 2023…Nordicus Partners A/S (“Nordicus”), a financial consulting company, specializing in providing Nordic companies with the best possible conditions to establish themselves on the U.S. market, today announced the completion of a reverse acquisition with EKIMAS Corporation (“EKIMAS”) (OTC PINK: ASNB). The transaction was effected pursuant to a Contribution Agreement whereby EKIMAS issued 2,500,000 shares of its common stock to the shareholders of Nordicus, representing a 30.1% interest in EKIMAS. As a result of the transaction, Nordicus became a wholly-owned subsidiary of EKIMAS. Over the next several weeks, the combined company (the “Company”) intends to change the name of EKIMAS to Nordicus Partners Corporation and file necessary applications to change its ticker symbol.

Tom Glaesner Larsen and Christian Hill-Madsen, board members of Nordicus, were appointed to EKIMAS’ board of directors. Henrik Rouf, another Nordicus board member, became the Chief Executive Officer of EKIMAS. Bennett Yankowitz, EKIMAS’s former CEO, will remain on the board of directors and will become Chief Financial Officer of EKIMAS.

Nordicus was formed in 2020 with a mission to assist the right Nordic companies realize their growth strategy by fine tuning systems and processes, sharpening the commercial focus and providing companies with the best possible guidance and setup suited to successfully establish themselves on the U.S. market. The companies Nordicus primarily services are in the Green Energy, Clean Tech, Life Science, E-commerce, Blockchain and SaaS industries.

Tom Glaesner Larsen, CEO of Nordicus and incoming board member of EKIMAS, said, “We are very excited to become part of a publicly traded company listed in the U.S., leveraging of our expertise and knowledge of the Nordic technology sectors and assisting our client companies gain access to exponential growth potential in the U.S. markets”.

Henrik Rouf, a board member of Nordicus and incoming CEO of the Company, added, “We believe that with Nordicus and its team launching in and now having a presence in the U.S., will attract numerous high growth technology companies throughout the Nordic and Scandinavian regions looking to engage Nordicus’ services and offerings”.

About Nordicus Partners A/S

Nordicus Partners A/S is a Denmark-based financial consulting company, specializing in providing Nordic companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally. The company’s core competencies lie in assisting Danish as well as other Nordic and international companies in different areas of corporate finance activities, such as: business valuations, growth strategies, attracting capital for businesses & company acquisitions and sales.

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Current Report on Form 8-K relating to the reverse acquisition and related transactions which will be filed with the SEC on or before March 1, 2023. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

Mr. Henrik Rouf

Chief Executive Officer

Phone +1 310 666.0750

Email hr@nordicuspartners.com